Exhibit 20.4 - Notice of AGM & InfoCircular AGM 2007

LAS VEGAS FROM HOME.COM ENTERTAINMENT INC.

NOTICE OF ANNUAL GENERAL MEETING

NOTICE IS HEREBY GIVEN that the Annual General Meeting of the Shareholders of LAS VEGAS FROM HOME.COM ENTERTAINMENT INC. (hereinafter called the "Company") will be held on Friday, June 22, 2007, at the Company’s office, Suite 100, 1255 West Pender Street, Vancouver, BC V6E 2V1 at the hour of 10:00 a.m. (Vancouver time) for the following purposes:

1.

To receive and consider the audited financial statements of the Company for the fiscal year ended December 31, 2006, and the Auditor's Report thereon;

2.

To fix the number of Directors for the ensuing year at four;

3.

To elect Directors for the ensuing year;

4.

To re-appoint Smythe Ratcliffe, Chartered Accountants, as the Company’s Auditor for the ensuing year and to authorize the Directors to fix the remuneration to be paid to the Auditor; and

5.

To transact such other business as may properly come before the Meeting.

Accompanying this Notice is an Information Circular and Proxy with notes to Proxy.

Shareholders unable to attend the Annual General Meeting in person should read the notes accompanying the enclosed Proxy and complete and return the Proxy to the Company's Registrar and Transfer Agent within the time and to the location set out in the said notes to the Proxy.

The enclosed Proxy is solicited by Management and you may amend it, if you so desire, by striking out the names listed therein and inserting in the space provided the name of the person you wish to represent you at the Meeting.

DATED at Vancouver, British Columbia, this 25th day of April, 2007.

BY ORDER OF THE BOARD,

“Jacob H. Kalpakian”

_____________________
Jacob H. Kalpakian
President

LAS VEGAS FROM HOME.COM ENTERTAINMENT INC.

INFORMATION CIRCULAR
(containing information as at April 25, 2007)

For the Annual General Meeting
to be held on Friday, June 22, 2007

SOLICITATION OF PROXIES

This information circular is furnished in connection with the solicitation of proxies by the management of LAS VEGAS FROM HOME.COM ENTERTAINMENT INC., (the "Company") for use at the annual general meeting (the "Meeting"), of the shareholders (the "Shareholders") of the Company, to be held on Friday, June 22, 2007 at the time and place and for the purposes set forth in the accompanying notice of meeting and at any adjournment thereof. The solicitation will be primarily by mail, however, proxies may be solicited personally or by telephone by the regular officers and employees of the Company. The cost of solicitation will be borne by the Company.

APPOINTMENT AND REVOCATION OF PROXIES

The persons named in the accompanying form of proxy are directors and/or officers of the Company. A SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON (WHO NEED NOT BE A SHAREHOLDER) TO ATTEND AND ACT FOR HIM ON HIS BEHALF AT THE MEETING OTHER THAN THE PERSONS NAMED IN THE ENCLOSED INSTRUMENT OF PROXY. TO EXERCISE THIS RIGHT, A SHAREHOLDER SHALL STRIKE OUT THE NAMES OF THE PERSONS NAMED IN THE INSTRUMENT OF PROXY AND INSERT THE NAME OF HIS NOMINEE IN THE BLANK SPACE PROVIDED, OR COMPLETE ANOTHER INSTRUMENT OF PROXY. A PROXY WILL NOT BE VALID UNLESS IT IS DEPOSITED WITH THE COMPANY'S REGISTRAR AND TRANSFER AGENT, COMPUTERSHARE TRUST COMPANY OF CANADA, 9TH FLOOR, 100 UNIVERSITY AVENUE, TORONTO, ONTARIO, M5J 2Y1, NOT LESS THAN 48 HOURS (EXCLUDING SATURDAYS, SUNDAYS AND HOLIDAYS) BEFORE THE TIME OF THE MEETING OR ADJOURNMENT THEREOF.

The instrument of proxy must be signed by the Shareholder or by his attorney in writing, or, if the Shareholder is a corporation, it must either be under its common seal or signed by a duly authorized officer.

A Shareholder who has given a proxy may revoke it at any time before it is exercised. In addition to revocation in any other manner permitted by law, a proxy may be revoked by instrument in writing executed by the Shareholder or by his attorney authorized in writing, or, if the Shareholder is a corporation, it must either be under its common seal, or signed by a duly authorized officer and deposited at the registered office of the Company at Suite 1600, 609 Granville Street, Vancouver, British Columbia, V7Y 1C3, or with the Company’s registrar and transfer agent, Computershare Trust Company of Canada, 9th Floor, 100 University Avenue, Toronto, Ontario, M5J 2Y1, at any time up to and including the last business day preceding the day of the Meeting, or any adjournment of it, at which the proxy is to be used, or to the Chairman of the Meeting on the day of the Meeting or any adjournment of it.  A revocation of a proxy does not affect any matter on which a vote has been taken prior to the revocation.

VOTING OF SHARES AND EXERCISE OF DISCRETION OF PROXIES

On any poll, the persons named in the enclosed instrument of proxy will vote the shares in respect of which they are appointed.  Where directions are given by the Shareholder in respect of voting for or against any resolution, the proxyholder will do so in accordance with such direction.

IN THE ABSENCE OF ANY INSTRUCTION IN THE PROXY, IT IS INTENDED THAT SUCH SHARES WILL BE VOTED IN FAVOUR OF THE MOTIONS PROPOSED TO BE MADE AT THE MEETING AS STATED UNDER THE HEADINGS IN THIS INFORMATION CIRCULAR.  The instrument of proxy enclosed, when properly signed, confers discretionary authority with respect to amendments or variations to the matters which may properly be brought before the Meeting. At the time of printing this information circular, the management of the Company is not aware that any such amendments, variations or other matters are to be presented for action at the Meeting.  However, if any other matters which are not now known to the management should properly come before the Meeting, the proxies hereby solicited will be voted on such matters in accordance with the best judgment of the nominee.

VOTING SHARES AND PRINCIPAL HOLDERS THEREOF

General

The authorized capital of the Company consists of an unlimited number of common and preferred shares without par value of which 100,563,270 common shares were issued and outstanding as of April 25, 2007, each share carrying the right to one vote.  No preferred shares have been issued.

Only Shareholders of record as of April 25, 2007, (the “Record Date”) who either personally attend the Meeting or who have completed and delivered a form of proxy in the manner and subject to the provisions described above shall be entitled to vote, or have their common shares voted, at the Meeting.  A list of Shareholders as of the Record Date is available for inspection at the office of the Company’s registrar and transfer agent, Computershare Trust Company of Canada, 9th Floor, 100 University Avenue, Toronto, Ontario, M5J 2Y1, and will also be available for inspection at the Meeting.

Advice to Beneficial Holders of Common Shares

The information set forth in this section is of significant importance to many Shareholders as a substantial number of Shareholders do not hold common shares in their own name.  Shareholders who do not hold their common shares in their own name (referred to in this information circular as "Beneficial Shareholders") should note that only proxies deposited by Shareholders whose names appear on the records of the Company as the registered holders of common shares can be recognized and acted upon at the Meeting.  If common shares are listed in an account statement provided to a Shareholder by a broker, then, in almost all cases, those common shares will not be registered in the Shareholder's name on the records of the Company.  Such common shares will more likely be registered under the name of the Shareholder's broker or an agent of that broker.  In Canada, the vast majority of such common shares are registered under the name CDS & Co. (the registration name for The Canadian Depositary for Securities, which acts as nominee for many Canadian brokerage firms).  The common shares held by brokers or their agents or nominees can only be voted (for or against resolutions) upon the instructions of the Beneficial Shareholder.  Without specific instructions, a broker and its agents are prohibited from voting shares for the broker's clients.  Therefore, Beneficial Shareholders should ensure that instructions respecting the voting of their common shares are communicated to the appropriate person.

Applicable regulatory rules require intermediaries/brokers to seek voting instructions form Beneficial Shareholders in advance of Shareholders' meetings.  Every intermediary/broker has its own mailing procedures and provides its own return instructions to clients, which should be carefully followed by Beneficial Shareholders in order to ensure that their shares are voted at the Meeting.  The purpose of the form of proxy or voting instruction form provided to a Beneficial Shareholder by its broker, agent or nominee is limited to instructing the registered holder of the common shares on how to vote such shares on behalf of the Beneficial Shareholder.  The majority of brokers now delegate responsibility for obtaining instructions from clients to ADP Investor Communications ("ADPIC").  ADPIC typically supplies a voting instruction form, mails those forms to Beneficial Shareholders and asks those Beneficial Shareholders to return the forms to ADPIC or follow specific telephone or other voting procedures.  ADPIC then tabulates the results of all instructions received by it and provides appropriate instructions respecting the voting of the shares to be represented at the Meeting.  A Beneficial Shareholder receiving a voting instruction form from ADPIC cannot use that form to vote common shares directly at the Meeting.  Instead, the voting instruction form must be returned to ADPIC or the alternate voting procedures must be completed well in advance of the Meeting in order to ensure such common shares are voted.

Although Beneficial Shareholders may not be recognized directly at the Meeting for the purpose of voting common shares registered in the name of their broker, agent or nominee, a Beneficial Shareholder may attend the Meeting as a proxyholder for a shareholder and vote common shares in that capacity.  Beneficial Shareholders who wish to attend the Meeting and indirectly vote their common shares as proxyholder for the registered shareholder should contact their broker, agent or nominee well in advance of the Meeting to determine the steps necessary to permit them to indirectly vote their common shares as a proxyholder.

Principal Holders of Voting Shares

To the knowledge of the directors and senior officers of the Company, as of the Record Date, only the following beneficially own, directly or indirectly, or exercise control or direction over, common shares carrying more than 10% of the voting rights attached to all outstanding common shares of the Company.

Name and Municipality of Residence	Number of Common Shares Held	Percentage of Issued Shares

Bedo H. Kalpakian and Jacob H. Kalpakian (1)	10,080,254	10.02%

(1)

Of these shares, 230,708 common shares are held by Bedo H. Kalpakian directly, 852,907 common shares are held by Jacob H. Kalpakian directly, 922,633 common shares are held by Kalpakian Bros. of B.C. Ltd., a private company of which Bedo H. Kalpakian and Jacob H. Kalpakian are the principal shareholders, and 8,074,006 common shares are owned by Zab Resources Inc. (formerly Bronx Ventures Inc.), a public company of which Bedo H. Kalpakian and Jacob H. Kalpakian are directors and officers.

The above information was supplied by the Registrar and Transfer Agent and the Management for the Company.

EXECUTIVE COMPENSATION

Summary Compensation Table

In accordance with the provisions of applicable securities legislation, the Company had two (2) "Named Executive Officers" during the financial year ended December 31, 2006, namely Mr. Jacob Kalpakian, the President, CEO and a director of the Company and Mr. Bedo Kalpakian, the Chairman, CFO and a director of the Company.  The table below sets forth the details of compensation paid by the Company to Mr. Jacob Kalpakian and Mr. Bedo Kalpakian for their services as Named Executive Officers during each of the last three fiscal years.

Definitions:

For the purpose of this Information Circular:

“Chief Executive Officer” or “CEO” of the Company means an individual who served as chief executive officer of the Company or acted in a similar capacity during the most recently completed financial year;

“Chief Financial Officer” or “CFO” of the Company means an individual who served as chief financial officer of the Company or acted in a similar capacity during the most recently completed financial year.

"executive officer" of the Company for the financial year, means an individual who at any time during the year was:

(a)

a chair of the Company;

(b)

a vice-chair of the Company;

(c)

the president of the Company;

(d)

a vice-president of the Company in charge of a principal business unit, division or function including sales, finance or production; or

(e)

an individual who performs a policy-making function in respect of the Company.

"Named Executive Officers" or “NEOs” means:

(a)

each CEO;

(b)

each CFO;

(c)

each of the Company's three most highly compensated executive officers, other than the CEO and CFO, who were serving as executive officers at the end of the most recently completed financial year, and whose total salary and bonus exceeds $150,000; and

(d)

any additional individuals for whom disclosure would have been provided under (c) above, but for the fact that the individual was not serving as an executive officer of the Company at the end of the most recently completed financial year-end.

"Long Term Incentive Plan" or "LTIP" means any plan providing compensation intended to motivate performance over a period greater than one financial year.  LTIPs do not include option or stock appreciation rights plans or plans for compensation through shares or units that are subject to restrictions on resale.

 "Stock Appreciation Right" or "SAR" means a right, granted by an issuer or any of its subsidiaries as compensation for employment services or office to receive cash or an issue or transfer of securities based wholly or in part on changes in the trading price of publicly trading securities.

Name and Principal Position	Year	Annual Compensation			Long Term Compensation			All Other Compen-sation ($)
		Salary(1) ($)	Bonus ($)	Other Annual Compensation ($)	Awards		LTIP Payouts ($)
					Securities Under Options/ SARs Granted (#)	Securities or Units Subject to Resale Restrictions ($)
Jacob H. Kalpakian, President and CEO	2006 2005 2004	180,000 135,000 90,000	N/A N/A N/A	19,670 (3) 21,345 (3) 12,160 (3)	2,830,000(4) N/A 2,375,000(2)	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A
Bedo H. Kalpakian, Chairman and CFO	2006 2005 2004	180,000 135,000 90,000	N/A N/A N/A	N/A N/A N/A	2,830,000(4) N/A 2,375,000(2)	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A

(1)

Mr. Jacob Kalpakian and Mr. Bedo Kalpakian are paid indirectly through Kalpakian Bros. of B.C. Ltd. pursuant to a management services agreement.  Refer to “Termination of Employment, Change in Responsibilities and Employment Contracts” and “Management Contracts” for further particulars.

(2)

Options to purchase up to 2,375,000 common shares at a price of $0.16 per share which vested over a period of 18 months and which expired on November 3, 2006.

(3)

This amount consists of payments under a motor vehicle lease.

(4)

Options to purchase up to 2,830,000 common shares at a price of $0.12 per share which vest over a period of 18 months and expire on December 22, 2009.

Long -Term Incentive Plans - Awards In Most Recently Completed Fiscal Year

The Company has no long-term incentive plans in place and therefore there were no awards made under any long-term incentive plan to the Named Executive Officers during the most recently completed fiscal year.

Options/SAR’S Granted During The Most Recently Completed Fiscal Year

Name (a)	Securities Under Options/(1) SAR’s Granted (#) (b)	% of Total Options/ SAR’s Granted to Employees in Financial Year (c) (1)	Exercise or Base Price ($/Security) (d)	Market Value of Securities Underlying Options/ SAR’s on the Date of Grant ($/Security) (e)	Expiration Date (f)
Bedo H. Kalpakian	2,830,000	29%	$0.12	$0.16	December 22, 2009
Jacob H. Kalpakian	2,830,000	29%	$0.12	$0.16	December 22, 2009

(1)

The Company granted an aggregate of 9,815,000 stock options to directors, officers, employees and consultants during the financial year ended December 31, 2006.  No SAR's were granted.

Aggregated Option/SAR Exercises During the Most Recently Completed Fiscal Year and Fiscal Year-End Option/SAR Values

During the year, no stock options or SAR’S were exercised by the Named Executive Officers. The following table sets out the aggregate value realized on exercise of stock options and the fiscal year end value of stock options held by the Named Executive Officers:

Name	Securities Acquired on Exercise (#)	Aggregate Value Realized ($)	Unexercised Options at Fiscal Year-End Exercisable/Unexercisable (#)	(1) Value of Unexercised In-the-Money Options at Fiscal Year-End Exercisable/ Unexercisable ($)
Jacob H. Kalpakian	Nil	N/A	707,500/2,122,500	49,525/148,575
Bedo H. Kalpakian	Nil	N/A	707,500/2,122,500	49,525/148,575

(1)

In-the-money options are those where the market value of the underlying securities at the fiscal year-end exceeds the exercise price of the options.  The closing price of the Company's shares on December 31, 2006 (i.e., fiscal year-end) was $0.19.  Bedo H. Kalpakian held options to purchase up to 2,830,000 common shares at a price of $0.12 per share of which 707,500 options had vested and 2,122,500 had not yet vested.  Jacob H. Kalpakian held options to purchase up to 2,830,000 common shares at a price of $0.12 per share of which 707,500 options had vested and 2,122,500 option had not yet vested.

Option and SAR Repricings

No stock options held by the Named Executive Officers were re-priced during the fiscal year ended December 31, 2006.

Termination of Employment, Change in Responsibilities and Employment Contracts

Pursuant to a management services agreement (the "Agreement") effective July 1, 2005, Kalpakian Bros. of B.C. Ltd. is paid $30,000 per month plus GST for providing management services to the Company.  Kalpakian Bros. of B.C. Ltd. is also entitled to reimbursement for all traveling and other expenses incurred by it in connection with performing its services.  The term of the Agreement is for five years and the term automatically extends for additional one-year periods on each anniversary date of the Agreement, unless the Company, not less than 180 days prior to any such anniversary, gives written notice to Kalpakian Bros. of B.C. Ltd. that it does not wish to further extend the Agreement.  If the Agreement is terminated by the Company other than for just cause, or is terminated by Kalpakian Bros. of B.C. Ltd. for good reason, then Kalpakian Bros. of B.C. Ltd. is entitled to be paid the annual remuneration for the unexpired term of the Agreement and is also entitled to immediate vesting of all unvested stock options.  Kalpakian Bros. of B.C. Ltd. may terminate the Agreement on giving four months notice.

COMPENSATION OF DIRECTORS

Compensation for the two Named Executive Officers has already been disclosed above.

The Company has no standard arrangement pursuant to which directors are compensated by the Company for their services in their capacity as directors except for the granting from time to time of incentive stock options.

During the Company's most recently completed fiscal year, an aggregate of 350,000 stock options exercisable at a price of $0.12 per share on or before December 22, 2009 were granted to the Company's directors who are not Named Executive Officers.

MANAGEMENT CONTRACTS

Management services are provided to the Company by Kalpakian Bros. of B.C. Ltd., a private company controlled by Bedo H. Kalpakian and Jacob H. Kalpakian.  Details of the management services agreement are described under the heading "Termination of Employment, Change in Responsibilities and Management Contracts".

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets out particulars of the compensation plans under which equity securities of the Company are authorized for issuance as of December 31, 2006:

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	A Number of securities to be issued upon exercise of outstanding options, warrants and rights	B Weighted average exercise price of outstanding options, warrants and rights	C Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A)
Equity compensation plans approved by securityholders	13,653,000	$ 0.15	1,034,844 (1)
Equity compensation plans not approved by securityholders	n/a	n/a	n/a
TOTALS:	13,653,000	n/a	1,034,844 (1)

(1)

The number available for granting is based on the difference between the reserved number of options available for issuance (15,866,936) less outstanding stock options (Dec 31, 2006: 13,653,000) less the number of stock options exercised since May 12, 2005 up to and including December 31, 2006 (1,179,092).

All of the above are stock options and were granted pursuant to the Company’s Stock Option Plan (the "Plan") which provides for the granting of incentive stock options to directors, officers, employees and consultants of the Company.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

Other than "routine indebtedness" as defined in applicable securities legislation, since the beginning of the last fiscal year of the Company, none of:

a.

the directors or Executive Officers of the Company;

b.

the proposed nominees for election as a director of the Company; or

c.

any associates or affiliates of the foregoing persons;

is or has been indebted to the Company or any of its subsidiaries or has been indebted to any other entity where that indebtedness was the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Company or any of its subsidiaries, and which was not entirely repaid on or before the date of this information circular.

INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON

No director or executive officer of the Company, no proposed nominee for director and no associate or affiliate of any of the foregoing persons has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

For purposes of the following discussion, "Informed Person" means (a) a Director or Executive Officer of the Company; (b) a Director or Executive Officer of a person or company that is itself an Informed Person or a subsidiary of the Company; (c) any person or company who beneficially owns, directly or indirectly, voting securities of the Company or who exercises control or direction over voting securities of the Company or a combination of both carrying more than 10 percent of the voting rights attached to all outstanding voting securities of the Company, other than the voting securities held by the person or company as underwriter in the course of a distribution; and (d) the Company itself if it has purchased, redeemed or otherwise acquired any of its securities, for so long as it holds any of its securities.

Except as disclosed below herein or in the Notes to the Company's financial statements for the financial year ended December 31, 2006, none of:

(a)

the Informed Persons of the Company;

(b)

the proposed nominees for election as a Director of the Company; or

(c)

any associate or affiliate of the foregoing persons,

has any material interest, direct or indirect, in any transaction since the commencement of the Company's most recently completed financial year or in any proposed transaction which has materially affected or would materially affect the Company or any subsidiary of the Company.

FINANCIAL STATEMENTS

The audited financial statements of the Company for the period ended December 31, 2006 (the "Financial Statements"), together with the Auditor's Report thereon, will be presented to Shareholders at the Meeting.  The Financial Statements, together with the Auditor's Report thereon and the Annual Report to Shareholders, are being mailed to Shareholders of record with this Information Circular.

ELECTION OF DIRECTORS

The persons named in the enclosed Instrument of Proxy intend to vote in favour of fixing the number of Directors at four.  Although Management is nominating four individuals to stand for election, the names of further nominees for Directors may come from the floor at the Meeting.

Each Director of the Company is elected annually and holds office until the next Annual General Meeting of Shareholders, until his successor is duly elected, or until his resignation as a Director.

In the absence of instructions to the contrary, the shares represented by Proxy will be voted for the nominees herein listed.  Management does not contemplate that any of the nominees will be unable to serve as a Director.

INFORMATION CONCERNING NOMINEES SUBMITTED BY MANAGEMENT

The following table sets out the names of the persons proposed to be nominated by Management for election as a director, the municipality in which each person is ordinarily resident, the positions and offices which each presently holds with the Company, the period of time for which each person has been a director of the Company, the respective principal occupations or employment during the past five years if such nominee is not presently an elected Director and the number of common shares of the Company which each beneficially owns, directly or indirectly, or over which control or direction is exercised as of the date of this Information Circular.  The four nominees are all currently directors of the Company.

The nominees for the office of director and information concerning them as furnished by the individual nominees are as follows:

Name, position with the Company and Municipality of Residence (1)	Principal Occupation for the past five years	Date Served as Director Since	Common Shares Held (2)

Bedo H. Kalpakian* Chairman, CFO and Director Richmond, BC	Chairman and CFO of the Company; President of Zab Resources Inc. (formerly Bronx Ventures Inc.)	September 9, 1987	230,708 direct 8,996,639 indirect(3)

Jacob H. Kalpakian President, CEO and Director Vancouver, BC	President and CEO of the Company; Vice-President of Zab Resources Inc. (formerly Bronx Ventures Inc.)	January 2, 1991	852,907 direct 8,996,639 indirect (3)

Neil Spellman* Director Carlsbad, California	Feb 2001 to present: Sr. Vice-President of DB Financial Management, Inc.	July 12, 2002	415,000 direct

Gregory Todd McFarlane* Director Las Vegas, Nevada	Sept 2001 to present: Freelance advertising copywriter, Las Vegas, NV, USA	October 1, 1992	513 direct

*   Members of the Company's Audit Committee.  The Company does not have an Executive Committee.

(1)

All Directors were elected at the last Annual General Meeting.  Unless otherwise stated above, all nominees have held the principal occupation or employment indicated for the past five years.

(2)

For the purposes of disclosing positions held in the Company, "Company" shall include the Company and a parent or subsidiary thereof.

(3)

922,633 common shares are held by Kalpakian Bros. of B.C. Ltd., a private company of which Bedo H. Kalpakian and Jacob H. Kalpakian are the principal shareholders and 8,074,006 shares are owned by Zab Resources Inc. (formerly Bronx Ventures Inc.), a public company of which Bedo H. Kalpakian and Jacob H. Kalpakian are directors and officers.

The Company does not currently have an Executive Committee of its Board of Directors.

None of the proposed nominees for director have been, within 10 years before the date of this Information Circular, a director or executive officer of any company that:

(a)

while that person was acting in that capacity, was the subject of a cease trade order or similar order or an order that denied the relevant company access to any exemption under securities legislation for a period of more than 30 consecutive days;

(b)

while that person was acting in that capacity, was subject to an event that resulted, after the director or executive officer ceased to be a director or executive officer, in the company being the subject of a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation for a period of more than 30 consecutive days; or

(c)

while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

None of the proposed nominees for director have, within the 10 years before the date of this Information Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold their assets.

AUDIT COMMITTEE DISCLOSURE

The charter of the Company's audit committee and the other information required to be disclosed by Form 52-110F2 are attached as Schedule "A".

CORPORATE GOVERNANCE

The information required to be disclosed by National Instrument 58-101 Disclosure of Corporate Governance Practices is attached to this information circular as Schedule "B".

APPOINTMENT AND REMUNERATION OF AUDITOR

Shareholders will be asked to approve the re-appointment of Smythe Ratcliffe, PKF, Chartered Accountants, of 7th Floor, Marine Building, 355 Burrard Street, Vancouver, British Columbia V6C 2G8, as the Auditor of the Company to hold office until the next Annual General Meeting of the Shareholders at remuneration to be fixed by the Board of Directors.  Smythe Ratcliffe, PKF, Chartered Accounts were initially appointed as auditor of the Company on April 10, 2003.

OTHER MATTERS

Management of the Company knows of no other matters to come before the Meeting other than those referred to in the Notice of Meeting.  Should any other matters properly come before the Meeting, the shares represented by the proxy solicited hereby will be voted on such matter in accordance with the best judgment of the persons voting by proxy.

ADDITIONAL INFORMATION

Additional information relating to the Company is on SEDAR at www.sedar.com.  Financial information relating to the Company is provided in the Company’s comparative financial statements and MD&A for the financial year ended December 31, 2006.  Shareholders may contact the Company to request copies of financial statements and MD&A at its head office.

APPROVAL OF THE DIRECTORS

The directors of the Company have approved the content and the sending of this information circular.

DATED at Vancouver, British Columbia, this 25th day of April 2007.

BY ORDER OF THE BOARD OF DIRECTORS

LAS VEGAS FROM HOME.COM ENTERTAINMENT INC.

“Jacob H. Kalpakian”

Jacob H. Kalpakian,
President, Chief Executive Officer and Director

SCHEDULE "A"

LAS VEGAS FROM HOME.COM ENTERTAINMENT INC.

FORM 52-110F2

AUDIT COMMITTEE DISCLOSURE

ITEM 1:

THE AUDIT COMMITTEE'S CHARTER

Purpose

The overall purpose of the Audit Committee (the "Committee") of Las Vegas From Home.Com Entertainment Inc. (the "Company") is to ensure that the Company's management has designed and implemented an effective system of internal financial controls, to review and report on the integrity of the consolidated financial statements and related financial disclosure of the Company, and to review the Company's compliance with regulatory and statutory requirements as they relate to financial statements, taxation matters and disclosure of financial information.  It is the intention of the Board that through the involvement of the Committee, the external audit will be conducted independently of the Company's Management to ensure that the independent auditors serve the interests of Shareholders rather than the interests of Management of the Company.  The Committee will act as a liaison to provide better communication between the Board and the external auditors.  The Committee will monitor the independence and performance of the Company's independent auditors.

Composition, Procedures and Organization

(1)

The Committee shall consist of at least three members of the Board of Directors (the "Board").

(2)

At least two (2) members of the Committee shall be independent and the Committee shall endeavour to appoint a majority of independent directors to the Committee, who in the opinion of the Board, would be free from a relationship which would interfere with the exercise of the Committee members' independent judgment. At least one (1) member of the Committee shall have accounting or related financial management expertise. All members of the Committee that are not financially literate will work towards becoming financially literate to obtain a working familiarity with basic finance and accounting practices applicable to the Company. For the purposes of this Charter, an individual is financially literate if he or she has the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Company's financial statements.

(3)

The Board, at its organizational meeting held in conjunction with each annual general meeting of the shareholders, shall appoint the members of the Committee for the ensuing year. The Board may at any time remove or replace any member of the Committee and may fill any vacancy in the Committee.

(4)

Unless the Board shall have appointed a chair of the Committee, the members of the Committee shall elect a chair and a secretary from among their number.

(5)

The quorum for meetings shall be a majority of the members of the Committee, present in person or by telephone or other telecommunication device that permits all persons participating in the meeting to speak and to hear each other.

(6)

The Committee shall have access to such officers and employees of the Company and to the Company's external auditors, and to such information respecting the Company, as it considers to be necessary or advisable in order to perform its duties and responsibilities.

(7)

Meetings of the Committee shall be conducted as follows:

(a)

the Committee shall meet at least four times annually at such times and at such locations as may be requested by the chair of the Committee. The external auditors or any member of the Committee may request a meeting of the Committee;

(b)

the external auditors shall receive notice of and have the right to attend all meetings of the Committee; and

(c)

management representatives may be invited to attend all meetings except private sessions with the external auditors.

(8)

The internal auditors and the external auditors shall have a direct line of communication to the Committee through its chair and may bypass management if deemed necessary. The Committee, through its chair, may contact directly any employee in the Company as it deems necessary, and any employee may bring before the Committee any matter involving questionable, illegal or improper financial practices or transactions.

ROLES AND RESPONSIBILITIES

(9)

The overall duties and responsibilities of the Committee shall be as follows:

(a)

to assist the Board in the discharge of its responsibilities relating to the Company's accounting principles, reporting practices and internal controls and its approval of the Company's annual and quarterly consolidated financial statements and related financial disclosure;

(b)

to establish and maintain a direct line of communication with the Company's internal and external auditors and assess their performance;

(c)

to ensure that the management of the Company has designed, implemented and is maintaining an effective system of internal financial controls; and

(d)

to report regularly to the Board on the fulfilment of its duties and responsibilities.

(10)

The duties and responsibilities of the Committee as they relate to the external auditors shall be as follows:

(a)

to recommend to the Board a firm of external auditors to be engaged by the Company, and to verify the independence of such external auditors;

(b)

to review and approve the fee, scope and timing of the audit and other related services rendered by the external auditors;

(c)

review the audit plan of the external auditors prior to the commencement of the audit;

(d)

to review with the external auditors, upon completion of their audit:

A.

contents of their report;

B.

scope and quality of the audit work performed;

C.

adequacy of the Company's financial and auditing personnel;

D.

co-operation received from the Company's personnel during the audit;

E.

internal resources used;

F.

significant transactions outside of the normal business of the Company;

G.

significant proposed adjustments and recommendations for improving internal accounting controls, accounting principles or management systems; and

H.

the non-audit services provided by the external auditors;

(e)

to discuss with the external auditors the quality and not just the acceptability of the Company's accounting principles; and

(f)

to implement structures and procedures to ensure that the Committee meets the external auditors on a regular basis in the absence of management.

(11)

The duties and responsibilities of the Committee as they relate to the internal control procedures of the Company are to:

(a)

review the appropriateness and effectiveness of the Company's policies and business practices which impact on the financial integrity of the Company, including those relating to internal auditing, insurance, accounting, information services and systems and financial controls, management reporting and risk management;

(b)

review compliance under the Company's business conduct and ethics policies and to periodically review these policies and recommend to the Board changes which the Committee may deem appropriate;

(c)

review any unresolved issues between management and the external auditors that could affect the financial reporting or internal controls of the Company; and

(d)

periodically review the Company's financial and auditing procedures and the extent to which recommendations made by the internal audit staff or by the external auditors have been implemented.

(12)

The Committee is also charged with the responsibility to:

(a)

review the Company's quarterly statements of earnings, including the impact of unusual items and changes in accounting principles and estimates and report to the Board with respect thereto;

(b)

review and approve the financial sections of:

A.

the annual report to Shareholders;

B.

the annual information form, if required;

C.

annual and interim MD&A;

D.

prospectuses;

E.

news releases discussing financial results of the Company; and

F.

other public reports of a financial nature requiring approval by the Board,

and report to the Board with respect thereto;

(c)

review regulatory filings and decisions as they relate to the Company's consolidated financial statements;

(d)

review the appropriateness of the policies and procedures used in the preparation of the Company's consolidated financial statements and other required disclosure documents, and consider recommendations for any material change to such policies;

(e)

review and report on the integrity of the Company's consolidated financial statements;

(f)

review the minutes of any audit committee meeting of subsidiary companies;

(g)

review with management, the external auditors and, if necessary, with legal counsel, any litigation, claim or other contingency, including tax assessments that could have a material effect upon the financial position or operating results of the Company and the manner in which such matters have been disclosed in the consolidated financial statements;

(h)

review the Company's compliance with regulatory and statutory requirements as they relate to financial statements, tax matters and disclosure of financial information; and

(i)

develop a calendar of activities to be undertaken by the Committee for each ensuing year and to submit the calendar in the appropriate format to the Board of Directors following each annual general meeting of shareholders.

(13)

The Committee shall have the authority:

(a)

to engage independent counsel and other advisors as it determines necessary to carry out its duties,

(b)

to set and pay the compensation for any advisors employed by the Committee; and

(c)

to communicate directly with the internal and external auditors.

ITEM 2:

COMPOSITION OF THE AUDIT COMMITTEE

The current members of the Committee are Bedo H. Kalpakian, Gregory Todd McFarlane and Neil Spellman.  All of the members are financially literate.  Only Gregory Todd McFarlane and Neil Spellman are considered to be independent. "Independent" and "financially literate" have the meaning used in Multilateral Instrument 52-110 (the "Instrument") of the Canadian Securities Administrators.

ITEM 3:

RELEVANT EDUCATION AND EXPERIENCE

The Instrument provides that an individual is “financially literate” if he or she has the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Company’s financial statements.

All of the members of the Company’s audit committee are financially literate as that term is defined in the Instrument.

The Chairman of the Audit Committee, Bedo H. Kalpakian sits on audit committees of other public issuers.  The other members of the Audit Committee, namely Greg McFarlane and Neil Spellman, sit on the audit committee of a public issuer other than that of the Company.  All members have an understanding of the accounting principles used by the Issuer to prepare its financial statements and have an understanding of its internal controls and procedures for financial reporting.

ITEM 4:

AUDIT COMMITTEE OVERSIGHT

At no time since the commencement of the Company's most recently completed financial year was a recommendation of the Committee to nominate or compensate an external auditor (currently, Smythe Ratcliffe, PKF, Chartered Accountants) not adopted by the Board.

ITEM 5:

RELIANCE ON CERTAIN EXEMPTIONS

Since the effective date of MI 52-110, the Company has not relied on the exemptions contained in sections 2.4 or 8 of MI 52 110.  Section 2.4 provides an exemption from the requirement that the audit committee must pre-approve all non-audit services to be provided by the auditor, where the total amount of fees related to the non-audit services are not expected to exceed 5% of the total fees payable to the auditor in the fiscal year in which the non-audit services were provided.  Section 8 permits a company to apply to a securities regulatory authority for an exemption from the requirements of MI 52-110, in whole or in part.

ITEM 6:

PRE-APPROVAL POLICIES AND PROCEDURES

Formal policies and procedures for the engagement of non-audit services have yet to be formulated and adopted.   Subject to the requirements of the Instrument, the engagement of non-audit services is considered by the Company's Board of Directors, and where applicable by the Audit Committee, on a case by case basis.

ITEM 7:

EXTERNAL AUDITOR SERVICE FEES (BY CATEGORY)

The aggregate fees charged to the Company by the external auditor in each of the last two fiscal years is as follows:

	FYE 2005	FYE 2006
Audit fees for the year ended	$92,000	$ 92,531
Audit related fees	$ 1,861	$ 2,700
Tax fees	$ 2,000(1)	$ 2,000(1)
All other fees (non-tax)	$13,400(2)	$ 6,800(2)
Total Fees:	$109,261	$104,031

(1)

These fees are for preparation and filing of the Company's tax return.

(2)

These fees are for the review of 2005 quarterly filings, compilation of forecasts, research related to Scientific Research and Experimental Development (SR&ED) qualifications and calculation of stock based compensation.

ITEM 8:

EXEMPTION

In respect of the most recently completed financial year, the Company is relying on the exemption set out in section 6.1 of the Instrument with respect to compliance with the requirements of Part 3 (Composition of the Audit Committee) and Part 5 (Reporting Obligations) of the Instrument.

SCHEDULE "B"

LAS VEGAS FROM HOME.COM ENTERTAINMENT INC.

CORPORATE GOVERNANCE

Pursuant to National Instrument 58-101 Disclosure of Corporate Governance Practices the Company is required to and hereby discloses its corporate governance practices as follows.

ITEM 1.

BOARD OF DIRECTORS

The Board of Directors of the Company facilitates its exercise of independent supervision over the Company’s management through frequent meetings of the Board.

Mr. Gregory McFarlane, a director of the Company, is "independent" in that he is independent and free from any interest and any business or other relationship which could, or could reasonably be perceived to, materially interfere with the director’s ability to act with the best interests of the Company, other than the interests and relationships arising from shareholdings.

Mr. Neil Spellman, a director of the Company, is "independent" in that he is independent and free from any interest and any business or other relationship which could, or could reasonably be perceived to, materially interfere with the director’s ability to act with the best interests of the Company, other than the interests and relationships arising from shareholdings.

Mr. Jacob Kalpakian is the President and Chief Executive Officer of the Company and is therefore not independent.

Mr. Bedo Kalpakian, is the Chairman and Chief Financial Officer of the Company and is therefore not independent.

ITEM 2.

DIRECTORSHIPS

The directors of the Company are currently directors of the following other reporting issuers:

Name of Director	Name of Reporting Issuer	Term
Bedo H. Kalpakian	Zab Resources Inc. (formerly Bronx Ventures Inc.) Colt Capital Corp. Mountain Capital Inc. Touchdown Capital Inc.	August, 1984 to present September, 2004 to present September, 2005 to present July, 2005 to present
Jacob H. Kalpakian	Zab Resources Inc. (formerly Bronx Ventures Inc.) Colt Capital Corp. Mountain Capital Inc. Touchdown Capital Inc.	January, 1991 to present September, 2004 to present September, 2005 to present July, 2005 to present
Gregory Todd MacFarlane	Zab Resources Inc. (formerly Bronx Ventures Inc.)	October, 1992 to present
Neil Spellman	Touchdown Capital Inc.	September, 2005 to present

ITEM 3.

ORIENTATION AND CONTINUING EDUCATION

The Board of Directors of the Company briefs all new directors with the polices of the Board of Directors, and other relevant corporate and business information.

ITEM 4.

ETHICAL BUSINESS CONDUCT

The Board has found that the fiduciary duties placed on individual directors by the Company’s governing corporate legislation and the common law and the restrictions placed by applicable corporate legislation on an individual director’s participation in decisions of the Board in which the director has an interest have been sufficient to ensure that the Board operates independently of management and in the best interests of the Company.

Under the corporate legislation, a director is required to act honestly and in good faith with a view to the best interests of the Company and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances, and disclose to the board the nature and extent of any interest of the director in any material contract or material transaction, whether made or proposed, if the director is a party to the contract or transaction, is a director or officer (or an individual acting in a similar capacity) of a party to the contract or transaction or has a material interest in a party to the contract or transaction.  The director must then abstain from voting on the contract or transaction unless the contract or transaction (i) relates primarily to their remuneration as a director, officer, employee or agent of the Company or an affiliate of the Company, (ii) is for indemnity or insurance for the benefit of the director in connection with the Company, or (iii) is with an affiliate of the Company.  If the director abstains from voting after disclosure of their interest, the directors approve the contract or transaction and the contract or transaction was reasonable and fair to the Company at the time it was entered into, the contract or transaction is not invalid and the director is not accountable to the Company for any profit realized from the contract or transaction.  Otherwise, the director must have acted honestly and in good faith, the contract or transaction must have been reasonable and fair to the Company and the contract or transaction be approved by the shareholders by a special resolution after receiving full disclosure of its terms in order for the director to avoid such liability or the contract or transaction being invalid.

ITEM 5.

NOMINATION OF DIRECTORS

The Board of Directors is responsible for identifying individuals qualified to become new Board members and recommending to the Board new director nominees for the next annual meeting of the shareholders.

New nominees must have a track record in general business management, special expertise in an area of strategic interest to the Company, the ability to devote the time required, shown support for the Company’s mission and strategic objectives, and a willingness to serve.

ITEM 6.

COMPENSATION

The Board of Directors conducts reviews with regard to directors’ compensation once a year.  To make its recommendation on directors’ compensation, the Board of Directors takes into account the types of compensation and the amounts paid to directors of comparable publicly traded Canadian companies.

ITEM 7.

OTHER BOARD COMMITTEES

The Board of Directors has no other committees other than the Audit Committee.

ITEM 8.

ASSESSMENTS

The Board of Directors monitors the adequacy of information given to directors, communication between the board and management and the strategic direction and processes of the board and committees.